                                                                       EXHIBIT 1

                                4,000,000 Shares
                                MIM CORPORATION

                                  Common Stock

                             UNDERWRITING AGREEMENT
                             ----------------------


                                                                 August   , 1996


PAINEWEBBER INCORPORATED
DILLON, READ & CO., INC.
 As Representatives of the
 several Underwriters
 named on Schedule I
c/o PaineWebber Incorporated
 1285 Avenue of the Americas
 New York, New York 10019

Dear Ladies and Gentlemen:

     MIM Corporation, a Delaware corporation (the "Company"), proposes to sell an aggregate of 4,000,000 shares (the "Firm Shares") of the Company's Common Stock, $.0001 par value per share (the "Common Stock"), to you and the other underwriters named in Schedule I (collectively, the "Underwriters"), for whom you are acting as representatives (the "Representatives"). The Company has also agreed to grant to you and the other Underwriters an option (the "Option") to purchase up to an additional 600,000 shares of Common Stock (the "Option Shares") on the terms and for the purposes set forth in Section 1(b). The Firm Shares and the Option Shares are hereinafter collectively referred to as the "Shares."

     The initial public offering price per share for the Shares and the purchase price per share for the Shares to be paid by the several Underwriters shall be agreed upon by the Company and the Representatives, acting on behalf of the several Underwriters, and such agreement shall be set forth in a separate written instrument substantially in the form of Exhibit A hereto (the "Price Determination Agreement"). The Price Determination Agreement may take the form of an exchange of any standard form of written telecommunication among the Company and the Representatives and shall specify such applicable information as is indicated in Exhibit A hereto. The offering of the Shares will be governed by this Agreement, as supplemented by the Price Determination Agreement. From and after the date of the execution and delivery of the Price Determination Agreement, this Agreement shall be deemed to incorporate, and unless the context otherwise indicates, all references contained herein to "this Agreement" and to the phrase "herein" shall be deemed to include, the Price Determination Agreement.
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                                      -2-


     The Company confirms as follows its agreements with the Representatives and the several other Underwriters:

     1.  Agreement to Sell and Purchase.
         ------------------------------

     (a) On the basis of the representations, warranties and agreements of the Company herein contained and subject to all the terms and conditions of this Agreement, the Company agrees to sell to each Underwriter named below, and each Underwriter, severally and not jointly, agrees to purchase from the Company at the purchase price per share for the Firm Shares to be agreed upon by the Representatives and the Company in accordance with Section 1(c) or 1(d) and set forth in the Price Determination Agreement, the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I, plus such additional number of Firm Shares which such Underwriter may become obligated to purchase pursuant to Section 8 hereof. Schedule I may be attached to the Price Determination Agreement.

     (b) Subject to all the terms and conditions of this Agreement, the Company grants the Option to the several Underwriters to purchase, severally and not jointly, up to 600,000 Option Shares from the Company at the same price per share as the Underwriters shall pay for the Firm Shares. The Option may be exercised only to cover over-allotments in the sale of the Firm Shares by the Underwriters and may be exercised in whole or in part at any time (but not more than once) on or before the 45th day after the date of this Agreement (or, if the Company has elected to rely on Rule 430A, on or before the 45th day after the date of the Price Determination Agreement), upon written or telegraphic notice (the "Option Shares Notice") by the Representatives to the Company no later than 12:00 noon, New York City time, at least two and no more than five business days before the date specified for closing in the Option Shares Notice (the "Option Closing Date") setting forth the aggregate number of Option Shares to be purchased and the time and date for such purchase. On the Option Closing Date, the Company will issue and sell to the Underwriters the number of Option Shares set forth in the Option Shares Notice, and each Underwriter will purchase such percentage of the Option Shares as is equal to the percentage of Firm Shares that such Underwriter is purchasing, as adjusted by the Representatives in such manner as they deem advisable to avoid fractional shares.

     (c) The initial public offering price per share for the Firm Shares and the purchase price per share for the Firm Shares to be paid by the several Underwriters shall be agreed upon and set forth in the Price Determination Agreement. If the Company has elected to rely on Rule 430A, in the event such price has not been agreed upon and the Price Determination Agreement has not been executed by the close of business on the fourteenth business day following the date on which the Registration Statement becomes effective, this Agreement shall terminate forthwith, without liability of any party to any other party except that Section 6 shall remain in effect.
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                                      -3-

     (d) If the Company has elected not to rely on Rule 430A, the initial public offering price per share for the Firm Shares and the purchase price per share for the Firm Shares to be paid by the several Underwriters shall be agreed upon and set forth in the Price Determination Agreement, which shall be dated the date hereof, and an amendment to the Registration Statement (as hereinafter defined) containing such per share price information shall be filed before the Registration Statement becomes effective.

     2.  Delivery and Payment.  Delivery of the Firm Shares shall be made on the
         --------------------
Closing Date [to the Representatives for the accounts of the Underwriters at the office of PaineWebber Incorporated, 1285 Avenue of the Americas, New York, New York 10019] [by credit to the account of PaineWebber Incorporated with The Depository Trust Company ("DTC"), for further credit to the respective accounts of the Underwriters] against payment of the purchase price by [wire transfer of immediately available funds (net of the cost, if any, to PaineWebber Incorporated of obtaining such immediately available funds) to an account designated in writing by the Company at least one business day prior to the Closing Date] [credit to the account of the Company with DTC]. Such payment shall be made on the [third] [fourth] business day after the date on which the first bona fide offering of the Shares to the public is made by the Underwriters or at such time on such other date, not later than ten business days after such date, as may be agreed upon by the Company and the Representatives (such date is hereinafter referred to as the "Closing Date").

     To the extent the Option is exercised, delivery of the Option Shares against payment by the Underwriters (in the manner specified above) will take place at the offices specified above for the Closing Date at the time and date (which may be the Closing Date) specified in the Option Shares Notice.

     Certificates evidencing the Shares shall be in definitive form and shall be registered in such names and in such denominations as the Representatives shall request at least two business days prior to the Closing Date or the Option Closing Date, as the case may be, by written notice to the Company. For the purpose of expediting the checking and packaging of certificates for the Shares, the Company agrees to make such certificates available for inspection at least 24 hours prior to the Closing Date or the Option Closing Date, as the case may be.

     The cost of original issue tax stamps, if any, in connection with the issuance and delivery of the Firm Shares and Option Shares by the Company to the respective Underwriters shall be borne by the Company. The Company will pay and save each Underwriter and any subsequent holder of the Shares harmless from any and all liabilities with respect to or resulting from any failure or delay in paying Federal and state stamp and other transfer taxes, if any, which may be payable or determined to be payable in connection with the original issuance or sale to such Underwriter of the Firm Shares and Option Shares.

     3.  Representations and Warranties of the Company.  The Company represents,
         ---------------------------------------------
warrants and covenants to each Underwriter that:

     (a) A registration statement (Registration No. 333-05327) on Form S-1 relating to the Shares, including a preliminary prospectus and such amendments to such registration statement as may have been required to the date of this Agreement, has been prepared by the Company under the provisions of the Securities Act of 1933, as amended (the "Act"), and the rules and regulations (collectively referred to as the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") thereunder, and has been filed with the Commission. The term "preliminary prospectus" as used herein means a preliminary prospectus as contemplated by Rule 430 or Rule 430A ("Rule 430A") of the Rules and Regulations included at any time as part of the registration statement. Copies of such registration statement and amendments and of each related preliminary prospectus have been delivered to the Representatives. The term "Registration Statement" means the registration statement as amended at the time it becomes or became effective (the "Effective Date"), including financial statements and all exhibits and any information deemed to be included by Rule 430A or Rule 434 of the Rules and Regulations. If the Company files a registration statement to register a portion of the Shares and relies on Rule 462(b) of the Rules and Regulations for such registration statement to become effective upon filing with the Commission (the "Rule 462 Registration Statement"), then any reference to the "Registration Statement" shall be deemed to include the Rule 462 Registration Statement, as amended from time to time. The term "Prospectus" means the prospectus as first filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations or, if no such filing is required, the form of final prospectus included in the Registration Statement at the Effective Date.

     (b) On the Effective Date, the date the Prospectus is first filed with the Commission pursuant to Rule 424(b) (if required), at all times subsequent to and including the Closing Date and, if later, the Option Closing Date and when any post-effective amendment to the Registration Statement becomes effective or any amendment or supplement to the Prospectus is filed with the Commission, the Registration Statement and the Prospectus (as amended or as supplemented if the Company shall have filed with the Commission any amendment or supplement thereto), including the financial statements included in the Prospectus, did or will comply with all applicable provisions of the Act and the Rules and Regulations and did or will contain all statements required to be stated therein in accordance with the Act and the Rules and Regulations. On the Effective Date and when any post-effective amendment to the Registration Statement becomes effective, no part of the Registration Statement or any such amendment did or will contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading. At the Effective Date, the date the Prospectus or any amendment or supplement to the Prospectus is filed with the Commission and at the Closing Date and, if later, the Option Closing Date, the Prospectus did not or will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The foregoing representations and warranties in this Section 3(b) do not apply to any statements or omissions made in reliance on and in conformity with information relating to any Underwriter furnished in writing to the Company by the Representatives specifically for inclusion in the Registration Statement or Prospectus or any amendment or supplement thereto. For all purposes of this Agreement, the statements contained (i) in the legend regarding stabilization activities on the inside front cover page of the Prospectus and (ii) in the first, third and sixth paragraphs and in the second and third sentences of the eighth paragraph under the heading "Underwriting" in the Prospectus constitute the only information relating to any Underwriter furnished in writing to the Company by the Representatives specifically for inclusion in the Registration Statement, the preliminary prospectus or the Prospectus. The Company has not distributed any offering material in connection with the offering or sale of the Shares other than the Registration Statement, the preliminary prospectus, the Prospectus or any other materials, if any, permitted by the Act.

     (c) The only subsidiaries (as defined in the Rules and Regulations) of the Company are the subsidiaries listed on Exhibit 21 to the Registration Statement (the "Subsidiaries"). The Company and each of its Subsidiaries is, and at the Closing Date will be, duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. The Company and each of its Subsidiaries has, and at the Closing Date will have, full power and authority to conduct all the activities conducted by it, to own or lease all the assets owned or leased by it and to conduct its business as described in the Registration Statement and the Prospectus. The Company and each of its Subsidiaries is, and at the Closing Date will be, duly licensed or qualified to do business and in good standing as a foreign corporation in all jurisdictions in which the nature of the activities conducted by it or the character of the assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not have a material adverse effect on the business, properties, business prospects, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries, taken as a whole. Except as disclosed in the Registration Statement and the Prospectus, all of the outstanding equity interests of the Subsidiaries have been duly authorized and validly issued and are fully paid and non-assessable and owned by the Company free and clear of all liens, encumbrances and claims whatsoever. Except for its equity interests in the Subsidiaries, the Company does not own, and at the Closing Date will not own, directly or indirectly, any shares of stock or any other equity or long-term debt securities of any corporation or have any equity interest in any firm, partnership, joint venture, association or other entity. Complete and correct copies of the organizational documents of the Company and each of its Subsidiaries and all amendments thereto have been delivered to the Representatives, and no changes therein will be made subsequent to the date hereof and prior to the Closing Date or, if later, the Option Closing Date.

     (d) The outstanding shares of Common Stock have been, and the Shares to be issued and sold by the Company upon such issuance will be, duly authorized, validly issued, fully paid and nonassessable by the Company and will not be subject to any statutory or contractual preemptive right. The description of the Common Stock in the Registration Statement and the Prospectus is, and at the Closing Date will be, complete and accurate in all material respects. Except as described in the Registration Statement and the Prospectus, the Company does not have outstanding, and at the Closing Date will not have outstanding, any options to purchase, or any rights or warrants to subscribe for, or any securities or obligations convertible into, or any contracts or commitments to issue or sell, any shares of Common Stock, any shares of capital stock of any Subsidiary or any such warrants, convertible securities or obligations.

     (e) The financial statements and schedules included in the Registration Statement or the Prospectus present fairly the consolidated financial condition of the Company as of the respective dates thereof and the consolidated results of operations and cash flows of the Company for the respective periods covered thereby, all in conformity with generally accepted accounting principles applied on a consistent basis throughout the entire period involved, except as otherwise disclosed in the Prospectus. No other financial statements or schedules of the Company are required by the Act or the Rules and Regulations to be included in the Registration Statement or the Prospectus. Arthur Andersen LLP (the "Accountants"), who have reported on such financial statements and schedules, are independent accountants with respect to the Company as required by the Act and the Rules and Regulations. The statements included in the Registration Statement with respect to the Accountants pursuant to Rule 509 of Regulation S-K of the Rules and Regulations are true and correct in all material respects.

     (f) The Company maintains a system of internal accounting control sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

     (g) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus and prior to the Closing Date, except as set forth in or contemplated by the Registration Statement and the Prospectus, (i) there has not been, will not have been and no development shall have occurred which could reasonably be expected to result in any material change in the capitalization of the Company, or in the business, properties, business prospects, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries, taken as a whole, arising for any reason whatsoever, (ii) neither the

Company nor any of its Subsidiaries has incurred nor will it incur any material liabilities or obligations, direct or contingent, nor has it entered into nor will it enter into any material transactions other than pursuant to this Agreement and the transactions referred to herein and (iii) the Company has not and will not have paid or declared any dividends or other distributions of any kind on any class of its capital stock.

     (h) The Company is not an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940, amended.

     (i) Except as described in the Registration Statement and the Prospectus, there are no actions, suits or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries or any of their respective officers in their capacity as such, before or by any Federal or state court, commission, regulatory body, administrative agency or other governmental body, domestic or foreign, wherein an unfavorable ruling, decision or finding could reasonably be expected to materially and adversely affect the Company and its Subsidiaries, taken as a whole, or its business,
                   ---                 -------------------
properties, business prospects, condition (financial or otherwise) or results of operations.

     (j) Except as set forth in the Registration Statement and the Prospectus, the Company and each of its Subsidiaries has, and at the Closing Date will have,
(i) all governmental licenses, permits, consents, orders, approvals and other authorizations necessary to carry on its business as contemplated in the Prospectus, (ii) complied in all respects with all laws, regulations and orders applicable to it or its business, unless noncompliance would not have a material adverse effect on the business, properties, business prospects, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries, taken as a whole, and (iii) performed all its obligations required to be performed by it, and is not, and at the Closing Date will not be, in default, under any indenture, mortgage, deed of trust, voting trust agreement, loan agreement, bond, debenture, note agreement, lease, contract or other agreement or instrument (collectively, a "contract or other agreement") to which it is a party or by which its property is bound or affected, unless nonperformance would not have a material adverse effect on the business, properties, business prospects, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries, taken as a whole. To the best knowledge of the Company and each of its Subsidiaries, no other party under any material contract or other agreement to which it is a party is in default in any respect thereunder. Neither the Company nor any of its Subsidiaries is, nor at the Closing Date will any of them be, in violation of any provision of its articles of organization or in material violation of any provision of its by-laws or similar document.

     (k) No consent, approval, authorization or order of, or filing or declaration with, any court or governmental agency or body is required in connection with the authorization, issuance, transfer, sale or delivery of the Shares by the Company, in connection with the execution, delivery and performance of this Agreement by the Company or in connection with the taking by the Company of any action contemplated hereby, except such as have been obtained under the Act or the Rules and Regulations and such as may be required under state securities or Blue Sky laws or the by-laws and rules of the National Association of Securities Dealers, Inc. (the "NASD") in connection with the purchase and distribution by the Underwriters of the Shares.

     (l) The Company has full corporate power and authority to enter into this Agreement. This Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company and is enforceable against the Company in accordance with the terms hereof, except that enforceability may be affected by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer and other similar laws now or hereafter in effect and the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. The Formation (as defined in the Registration Statement and the Prospectus) was duly authorized by the Company and was completed prior to the Closing Date. The Formation did not, and the performance of this Agreement and the consummation of the transactions contemplated hereby and the application of the net proceeds from the offering and sale of the Shares in the manner set forth in the Prospectus under "Use of Proceeds" will not, result in the creation or imposition of any lien, charge or encumbrance upon any of the assets of the Company or any of its Subsidiaries pursuant to the terms or provisions of, or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or give any other party a right to terminate any of its obligations under, or result in the acceleration of any obligation under, the certificate of incorporation or by-laws of the Company or the organizational documents of any of its Subsidiaries or any material contract or other agreement to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or any of its properties is bound or affected, or violate or conflict with any judgment, ruling, decree, order, statute, rule or regulation of any court or other governmental agency or body applicable to the business or properties of the Company or any of its Subsidiaries.

     (m) The Company and each of its Subsidiaries has good title to all properties and assets described in the Prospectus as owned by it, free and clear of all liens, charges, encumbrances or restrictions, except such as are described in the Prospectus or are not material to the business of the Company and its Subsidiaries, taken as a whole. The Company and each of its Subsidiaries has valid, subsisting and enforceable leases for the properties described in the Prospectus as leased by it, with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such properties by the Company and such Subsidiaries.

     (n) There is no document or contract of a character required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement which is not described or filed as required. All such contracts to which the Company or any Subsidiary is a party have been duly authorized, executed and delivered by the Company or such Subsidiary, constitute valid and binding agreements of the Company or such Subsidiary and are enforceable against the Company or such Subsidiary in accordance with the terms thereof, except that enforceability may be affected by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer and other similar laws now or hereafter in effect and the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

     (o) No statement, representation, warranty or covenant made by the Company in this Agreement or made in any certificate or document required by this Agreement to be delivered to the Representatives was or will be, when made, inaccurate, untrue or incorrect in any material respect.

     (p) Neither the Company nor any of its directors, officers or controlling persons has taken, directly or indirectly, any action intended, or which might reasonably be expected, to cause or result, under the Act or otherwise, in, or which has constituted, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

     (q) Except as set forth in the Registration Statement and the Prospectus, no holder of securities of the Company has rights to the registration of any securities of the Company because of the filing of the Registration Statement.

     (r) The Shares have been duly authorized for inclusion, subject to official notice of issuance, on the Nasdaq National Market.

     (s) Neither the Company nor any of its Subsidiaries is involved in any material labor dispute nor, to the knowledge of the Company, is any such dispute threatened.

     (t) The Company and its Subsidiaries own, or are licensed or otherwise have the right to use, all material trademarks and trade names which are used in or necessary for the conduct of their respective businesses as described in the Prospectus. To the knowledge of the Company, no claims have been asserted by any person to the use of any such trademarks or trade names or challenging or questioning the validity or effectiveness of any such trademark or trade name. The use, in connection with the business and operations of the Company and its Subsidiaries, of such trademarks and trade names does not, to the Company's knowledge, infringe on the rights of any person.

     (u) Neither the Company nor any of its Subsidiaries nor, to the Company's knowledge, any employee or agent of the Company or any Subsidiary has made any payment of funds of the Company or any Subsidiary or received or retained any funds in violation of any law, rule or regulation or of a character required to be disclosed in the Prospectus.

     (v) The Company has complied, and until the completion of the distribution of the Shares will comply, with all of the provisions of (including, without limitation, filing all forms required by) Section 517.075 of the Florida Securities and Investor Protection Act and regulation 3E-900.001 issued thereunder with respect to the offering and sale of the Shares.

     (w) MIM Strategic Marketing, LLC has at all times since its inception been classified, for Federal income tax purposes, as a partnership, and not as a corporation or a publicly traded partnership.

     4.  Agreements of the Company.  The Company agrees with the several
         -------------------------
Underwriters as follows:

     (a) The Company will not, either prior to the Effective Date or thereafter during such period as the Prospectus is required by law to be delivered in connection with sales of the Shares by an Underwriter or dealer, file any amendment or supplement to the Registration Statement or the Prospectus, unless a copy thereof shall first have been submitted to the Representatives within a reasonable period of time prior to the filing thereof and the Representatives shall not have objected thereto in good faith.

     (b) The Company will use its best efforts to cause the Registration Statement to become effective, and will notify the Representatives promptly, and will confirm such advice in writing, (1) when the Registration Statement has become effective and when any post-effective amendment thereto becomes effective, (2) of any request by the Commission for amendments or supplements to the Registration Statement or the Prospectus or for additional information, (3) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose or the threat thereof, (4) of the happening of any event during the period mentioned in the third sentence of Section 4(e) that in the judgment of the Company makes any statement made in the Registration Statement or the Prospectus untrue or that requires the making of any changes in the Registration Statement or the Prospectus in order to make the statements therein, in light of the circumstances in which they are made, not misleading and (5) of receipt by the Company or any representative or attorney of the Company of any other communication from the Commission relating to the Company, the Registration Statement, any preliminary prospectus or the Prospectus. If at any time the Commission shall issue any order suspending the effectiveness of the Registration Statement, the Company will make every reasonable effort to obtain the withdrawal of such order at the earliest possible moment. The Company will use its best efforts to comply with the provisions of and make all requisite filings with the Commission pursuant to Rule 430A and to notify the Representatives promptly of all such filings.

     (c) The Company will furnish to the Representatives, without charge, two signed copies of the Registration Statement and of any post-effective amendment thereto, including financial statements and schedules, and all exhibits thereto and will furnish to the Representatives, without charge, for transmittal to each of the other Underwriters, a copy of the Registration Statement and any post-effective amendment thereto, including financial statements and schedules but without exhibits.

     (d) The Company will comply with all the provisions of any undertakings contained in the Registration Statement.

     (e) On the Effective Date, and thereafter from time to time, the Company will deliver to each of the Underwriters, without charge, as many copies of the Prospectus or any amendment or supplement thereto as the Representatives may reasonably request. The Company consents to the use of the Prospectus or any amendment or supplement thereto by the several Underwriters and by all dealers to whom the Shares may be sold, both in connection with the offering or sale of the Shares and for any period of time thereafter during which the Prospectus is required by law to be delivered in connection therewith. If during such period of time any event shall occur which in the judgment of the Company or counsel to the Underwriters should be set forth in the Prospectus in order to make any statement therein, in the light of the circumstances under which it was made, not misleading, or if it is necessary to supplement or amend the Prospectus to comply with law, the Company will forthwith prepare and duly file with the Commission an appropriate supplement or amendment thereto, and will deliver to each of the Underwriters, without charge, such number of copies thereof as the Representatives may reasonably request.

     (f) Prior to any public offering of the Shares by the Underwriters, the Company will cooperate with the Representatives and counsel to the Underwriters in connection with the registration or qualification of the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives may request; provided, that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to general service of process in any jurisdiction where it is not now so subject.

     (g) During the period of five years commencing on the Effective Date, the Company will furnish to the Representatives and each other Underwriter who may so request copies of such financial statements and other periodic and special reports as the Company may from time to time distribute generally to the holders of any class of its capital stock, and will furnish to the Representatives and each other Underwriter who may so request a copy of each annual or other report it shall be required to file with the Commission.

     (h) The Company will make generally available to holders of its securities as soon as may be practicable but in no event later than the last day of the fifteenth full calendar month following the calendar quarter in which the Effective Date falls, an earnings statement (which need not be audited but shall be in reasonable detail) for a period of twelve months ended commencing after the Effective Date, and satisfying the provisions of Section 11(a) of the Act (including Rule 158 of the Rules and Regulations).

     (i) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company will pay, or reimburse if paid by the Representatives, all costs and expenses incident to the performance of the obligations of the Company under this Agreement, including but not limited to costs and expenses of or relating to (1) the preparation, printing and filing of the Registration Statement and exhibits to it, each preliminary prospectus, the Prospectus and any amendment or supplement to the Registration Statement or the Prospectus, (2) the preparation and delivery of certificates representing the Shares, (3) the word processing, printing and reproduction of this Agreement, the Agreement Among Underwriters, any Dealer Agreements and any Underwriters' Questionnaire, (4) furnishing (including costs of shipping, mailing and courier) such copies of the Registration Statement, the Prospectus and any preliminary prospectus, and all amendments and supplements thereto, as may be requested for use in connection with the offering and sale of the Shares by the Underwriters or by dealers to whom Shares may be sold, (5) the inclusion of the Shares on the Nasdaq National Market, (6) any filings required to be made by the Underwriters with the NASD, and the fees (up to $7,000), disbursements and other charges of counsel for the Underwriters in connection therewith, (7) the registration or qualification of the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions designated pursuant to Section 4(f), including the reasonable fees, disbursements and other charges of counsel to the Underwriters in connection therewith, and the preparation and printing of preliminary, supplemental and final Blue Sky Surveys, (8) counsel to the Company, (9) the transfer agent for the Shares and
(10) the Accountants.

     (j) If this Agreement shall be terminated by the Company pursuant to any of the provisions hereof (otherwise than pursuant to Section 8) or if for any reason the Company shall be unable to perform its obligations hereunder, the Company will reimburse the several Underwriters for all out-of-pocket expenses (including the fees, disbursements and other charges of counsel to the Underwriters) reasonably incurred by them in connection herewith.

     (k) The Company will not at any time, directly or indirectly, take any action intended, or which might reasonably be expected, to cause or result in, or which will constitute, stabilization of the price of the shares of Common Stock to facilitate the sale or resale of any of the Shares.

     (l) The Company will apply the net proceeds from the offering and sale of the Shares to be sold by the Company in the manner set forth in the Prospectus under "Use of Proceeds" and shall file such reports with the Commission with respect to the sale of the Shares and the application of the proceeds therefrom as may be required in accordance with Rule 463 under the Act.

     (m) Except as provided in Section 4(n)(a) below, during the period of 180 days commencing at the Closing Date, the Company will not, without the prior written consent of PaineWebber Incorporated, grant options to purchase shares of Common Stock at a price less than the initial public offering price.

     (n) The Company will not, and will cause each of its executive officers and directors and MIM Holdings, LLC to enter into agreements with the Representatives in the form set forth in Exhibit B to the effect that they will not, for a period of one-year after the date of the Prospectus, without the prior written consent of PaineWebber Incorporated, offer, sell, contract to sell, grant any option to purchase or otherwise dispose of, directly or indirectly, any shares of capital stock of the Company or warrants or other rights to purchase such shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for any capital stock of the Company or, in the case of the Company, file any registration statement in respect of any of the foregoing, except that (a) the Company may issue shares of Common Stock upon the exercise of options, or grant options to purchase shares of Common Stock, or grant restricted stock awards, in each case pursuant to stock option plans or in connection with other employee or director incentive compensation arrangements, (b) directors, executive officers and MIM Holdings, LLC may dispose of shares of Common Stock (i) as bona fide gifts to donees who agree not to sell or otherwise dispose of such Common Stock during the one-year period following the date of the Prospectus without the prior written consent of PaineWebber Incorporated, (ii) pursuant to the laws of testamentary or intestate descent, (iii) pursuant to a final and nonappealable order of a court or other body of competent jurisdiction, or (iv) in consideration of the cashless exercise of options under stock option plans or to fulfill tax withholding obligations and (c) MIM Holdings, LLC may distribute or otherwise transfer shares of Common Stock to its members who agree not to sell or otherwise dispose of such Common Stock during the one-year period following the date of the Prospectus without the prior written consent of PaineWebber Incorporated.

     5.  Conditions of the Obligations of the Underwriters.  In addition to the
         -------------------------------------------------
execution and delivery of the Price Determination Agreement, the obligations of each Underwriter hereunder are subject to the following conditions:

     (a) Notification that the Registration Statement has become effective shall be received by the Representatives not later than 5:00 p.m., New York City time, on the date of this Agreement or at such later date and time as shall be consented to in writing by the Representatives and all filings required by Rule 424 of the Rules and Regulations and Rule 430A shall have been made.

     (b) (i) No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall be pending or threatened by the Commission, (ii) no order suspending the effectiveness of the Registration Statement or the qualification or registration of the Shares under the securities or Blue Sky laws of any jurisdiction shall be in effect and no proceeding for such purpose shall be pending before or threatened or contemplated by the Commission or the authorities of any such jurisdiction, (iii) any request for additional information on the part of the staff of the Commission or any such authorities shall have been complied with to the satisfaction of the staff of the Commission or such authorities and (iv) after the date hereof no amendment or supplement to the Registration Statement or the Prospectus shall have been filed unless a copy thereof was first submitted to the Representatives and the Representatives did not object thereto in good faith, and the Representatives shall have received certificates, dated the Closing Date and the Option Closing Date and signed by the Chief Executive Officer or the Chairman of the Board of Directors of the Company and the Chief Financial Officer of the Company (who may, as to proceedings threatened, rely upon the best of their information and belief), to the effect of clauses (i),
(ii) and (iii).

     (c) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, (i) there shall not have been, and no development shall have occurred which could reasonably be expected to result in, a material adverse change in the general affairs, business, business prospects, properties, management, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, in each case other than as set forth in or contemplated by the Registration Statement and the Prospectus and (ii) the Company and its Subsidiaries, taken as a whole, shall not have sustained any material loss or interference with its business or properties from fire, explosion, flood or other casualty, whether or not covered by insurance, or from any labor dispute or any court or legislative or other governmental action, order or decree, which is not set forth in the Registration Statement and the Prospectus, if in the sole judgment of the Representatives any such development makes it impracticable or inadvisable to consummate the sale and delivery of the Shares by the Underwriters at the initial public offering price.

     (d) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, there shall have been no litigation or other proceeding instituted against the Company or any of its Subsidiaries or any of their respective officers or directors in their capacities as such, before or by any Federal, state or local court, commission, regulatory body, administrative agency or other governmental body, domestic or foreign, in which litigation or proceeding an unfavorable ruling, decision or finding would materially and adversely affect the business, properties, business prospects, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries, taken as a whole.

     (e) Each of the representations and warranties of the Company contained herein shall be true and correct in all material respects at the Closing Date and, with respect to the Option Shares, at the Option Closing Date, as if made at the Closing Date and, with respect to the Option Shares, at the Option Closing Date, and all covenants and agreements herein contained to be performed on the part of the Company and all conditions herein contained to be fulfilled or complied with by the Company at or prior to the Closing Date and, with respect to the Option Shares, at or prior to the Option Closing Date shall have been duly performed, fulfilled or complied with.

     (f) The Representatives shall have received, at the request of the Company, opinions dated the Closing Date (and with respect to the Option Shares, the Option Closing Date) and satisfactory in form and substance to counsel for the Underwriters, from (i) Drinker Biddle & Reath, counsel to the Company, to the effect set forth in Exhibit C, (ii) Hinkley, Allen & Snyder, special regulatory counsel to the Company, to the effect set forth in Exhibit D and
(iii) Howell, Martin & Steegall, Tennessee counsel to the Company, to the effect set forth in Exhibit E.

     (g) The Representatives shall have received an opinion dated the Closing Date (and with respect to the Option Shares, the Option Closing Date) from Cahill Gordon & Reindel, counsel to the Underwriters, with respect to the Registration Statement, the Prospectus and this Agreement, which opinion shall be satisfactory in all respects to the Representatives.

     In addition, Cahill Gordon & Reindel shall state that they have participated in conferences with officers and other representatives of the Company, counsel for the Company, representatives of the independent public accountants for the Company and your representatives at which the contents of the Registration Statement and Prospectus and related matters were discussed, and although such counsel are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and the Prospectus, on the basis of the foregoing (relying as to materiality to a large extent upon the opinions of officers and other representatives of the Company), no facts have come to their attention which lead them to believe that the Registration Statement at the time it became effective contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus as of its date contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that such counsel have not been requested to and do not make any comment with respect to the financial statements, schedules and other financial and statistical data contained in or incorporated by reference in the Registration Statement and the Prospectus).

     (h) On the date of the Prospectus, the Accountants shall have furnished to the Representatives a letter, dated the date of its delivery, addressed to the Representatives and in form and substance satisfactory to the Representatives, confirming that they are independent accountants with respect to the Company as required by the Act and the Rules and Regulations and with respect to the financial and other statistical and numerical information contained in the Registration Statement. On the Closing Date and, as to the Option Shares, the Option Closing Date, the Accountants shall have furnished to the Representatives a letter, dated the date of its delivery, which shall confirm, on the basis of a review in accordance with the procedures set forth in the letter from the Accountants, that nothing has come to their attention during the period from the date of the letter referred to in the prior sentence to a date (specified in the letter) not more than three days prior to the Closing Date and the Option Closing Date which would require any change in their letter dated the date of the Prospectus, if it were required to be dated and delivered at the Closing Date and the Option Closing Date. In addition, on the Closing Date, at the time of purchase of the Shares, the Representatives shall be satisfied that the Accountants will deliver to the Company an unqualified report with respect to the consolidated financial statements of the Company.

     (i) At the Closing Date and, as to the Option Shares, the Option Closing Date, there shall be furnished by the Company to the Representatives an accurate certificate, dated the date of its delivery, signed on behalf of the Company by each of the Chief Executive Officer and the Chief Financial Officer of the Company, in form and substance satisfactory to the Representatives, to the effect that:

          (1) Each signer of such certificate has carefully examined the Registration Statement and the Prospectus and (A) as of the date of such certificate, such documents are true and correct in all material respects and do not omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading and (B) since the Effective Date, no event has occurred as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein not untrue or misleading in any material respect.

          (2) Each of the representations and warranties of the Company contained in this Agreement was, when originally made, and is, at the time such certificate is delivered, true and correct in all material respects.

          (3) Each of the covenants required herein to be performed by the Company on or prior to the delivery of such certificate has been duly, timely and fully performed in all material respects and each condition herein required to be complied with by the Company on or prior to the date of such certificate has been duly, timely and fully complied with.

          (j) On or prior to the Closing Date, the Representatives shall have received the executed agreements referred to in Section 4(n).

          (k) The Shares shall be qualified for sale in such states as the Representatives may reasonably request and each such qualification shall be in effect and not subject to any stop order or other proceeding on the Closing Date and the Option Closing Date.

          (l) Prior to the Closing Date, the Shares shall have been duly authorized for inclusion on the Nasdaq National Market upon official notice of issuance.

          (m) The Company shall have furnished to the Representatives such certificates, in addition to those specifically mentioned herein, as the Representatives may have reasonably requested as to the accuracy and completeness at the Closing Date and the Option Closing Date of any statement in the Registration Statement or the Prospectus, as to the accuracy at the Closing Date and the Option Closing Date of the representations and warranties of the Company herein, as to the performance by the Company of its obligations hereunder, or as to the fulfillment of the conditions concurrent and precedent to the obligations hereunder of the Representatives.

          6.   Indemnification.
               ---------------

          (a) The Company will indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person, if any, who controls each Underwriter within the meaning of Section 15 of the Act or Section 20 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), from and against any and all losses, claims, liabilities, expenses and damages (including any and all investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding between any of the indemnified parties and any indemnifying parties or between any indemnified party and any third party, or otherwise, or any claim asserted), to which they, or any of them, may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, liabilities, expenses or damages arise out of or are based on any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, the Registration Statement or the Prospectus or any amendment or supplement to the Registration Statement or the Prospectus, or the omission or alleged omission to state in such document a material fact required to be stated in it or necessary to make the statements in it not misleading, provided that (i) the Company will not be liable to the extent that such loss, claim, liability, expense or damage arises from the sale of the Shares in the public offering to any person by an Underwriter and is based on an untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information relating to any Underwriter furnished in writing to the Company by the Representatives on behalf of any Underwriter expressly for inclusion in the Registration Statement, any Preliminary Prospectus or the Prospectus and (ii) the Company will not be liable to any Underwriter under the indemnity agreement in this Section 6(a) with respect to any Preliminary Prospectus to the extent that any such loss, claim, damage or liability of such Underwriter results solely from an untrue statement of a material fact contained in, or the omission of a material fact from, such Preliminary Prospectus which untrue statement or omission was completely corrected in the Prospectus, if the Company shall sustain the burden of proving that such Underwriter sold Shares to the person alleging such loss, claim, damage or liability without sending or giving, at or prior to the written confirmation of such sale, a copy of the Prospectus if the Company had previously furnished copies thereof to such Underwriter within a reasonable amount of time prior to such sale or such confirmation. The Company and each Underwriter acknowledge that the statements set forth (i) in the legend regarding stabilization activities on the inside front cover page of the Prospectus and (ii) in the first, third and sixth paragraphs and in the second sentence of the eighth paragraph under the heading "Underwriting" in any Preliminary Prospectus and in the Prospectus constitute the only information furnished in writing to the Company by or on behalf of the several Underwriters for inclusion in any Preliminary Prospectus or Prospectus, and you, as Representatives on behalf of the Underwriters, confirm that such statements are correct. This indemnity agreement will be in addition to any liability that the Company might otherwise have.

          (b) Each Underwriter will indemnify and hold harmless the Company, each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, each director of the Company and each officer of the Company who signs the Registration Statement to the same extent as the foregoing indemnity from the Company to each Underwriter, but only insofar as losses, claims, liabilities, expenses or damages arise out of or are based on any untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information relating to any Underwriter furnished in writing to the Company by the Representatives on behalf of such Underwriter expressly for use in the Registration Statement, the Preliminary Prospectus or the Prospectus. The Company acknowledges that the statements set forth (i) in the legend regarding stabilization activities on the inside front cover page of the Prospectus and (ii) in the first, third and sixth paragraphs and in the second sentence of the eighth paragraph under the heading "Underwriting" in any Preliminary Prospectus and in the Prospectus constitute the only information furnished in writing to the Company by or on behalf of the several Underwriters for inclusion in any Preliminary Prospectus or the Prospectus, and you, as the Representatives, confirm that such statements are correct. This indemnity will be in addition to any liability that each Underwriter might otherwise have.

          (c) Any party that proposes to assert the right to be indemnified under this Section 6 will, promptly after receipt of notice of commencement of any action against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section 6, notify each such indemnifying party of the commencement of such action, enclosing a copy of all papers served, but the omission so to notify such indemnifying party will not relieve it from any liability that it may have to any indemnified party under the foregoing provisions of this Section 6 unless, and only to the extent that, such omission results in the forfeiture of substantive rights or defenses by the indemnifying party. If any such action is brought against any indemnified party and it notifies the indemnifying party of its commencement, the indemnifying party will be entitled to participate in and, to the extent that it elects by delivering written notice to the indemnified party promptly after receiving notice of the commencement of the action from the indemnified party, jointly with any other indemnifying party similarly notified, to assume the defense of the action, with counsel reasonably satisfactory to the indemnified party, and after notice from the indemnifying party to the indemnified party of its election to assume the defense, the indemnifying party will not be liable to the indemnified party for any legal or other expenses except as provided below and except for the reasonable costs of investigation subsequently incurred by the indemnified party in connection with the defense. The indemnified party will have the right to employ its own counsel (which shall be selected by PaineWebber Incorporated in the event the indemnified party is an Underwriter, or a director, officer, employee, or agent of an Underwriter, or a person that controls an Underwriter) in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such indemnified party unless
(1) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (2) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (3) a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or (4) the indemnifying party has not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm admitted to practice in such jurisdiction at any one time for all such indemnified party or parties. All such fees, disbursements and other charges will be reimbursed by the indemnifying party promptly as they are incurred. An indemnifying party will not be liable for any settlement of any action or claim effected without its written consent (which consent will not be unreasonably withheld). No indemnifying party shall, without the prior written consent of each indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding relating to the matters contemplated by this Section 6 (whether or not any indemnified party is a party thereto), unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising or that may arise out of such claim, action or proceeding.

          (d) In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in the foregoing paragraphs of this Section 6 is applicable in accordance with its terms but for any reason is held to be unavailable from the Company or the Underwriters, the Company and the Underwriters will contribute to the total losses, claims, liabilities, expenses and damages (including any investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted, but after deducting any contribution received by the Company from persons other than the Underwriters, such as persons who control the Company within the meaning of the Act, officers of the Company who signed the Registration Statement and directors of the Company, who also may be liable for contribution) to which the Company and any one or more of the Underwriters may be subject in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. If, but only if, the allocation provided by the foregoing sentence is not permitted by applicable law, the allocation of contribution shall be made in such proportion as is appropriate to reflect not only the relative benefits referred to in the foregoing sentence but also the relative fault of the Company, on the one hand, and the Underwriters, on the other, with respect to the statements or omissions which resulted in such loss, claim, liability, expense or damage, or action in respect thereof, as well as any other relevant equitable considerations with respect to such offering. Such relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Representatives on behalf of the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 6(d) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, liability, expense or damage, or action in respect thereof, referred to above in this Section 6(d) shall be deemed to include, for purposes of this Section 6(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this
Section 6(d), no Underwriter shall be required to contribute any amount in excess of the underwriting discounts received by it and no person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute as provided in this Section 6(d) are several in proportion to their respective underwriting obligations and not joint. For purposes of this Section 6(d), any person who controls a party to this Agreement within the meaning of the Act will have the same rights to contribution as that party, and each officer and director of the Company who signed the Registration Statement will have the same rights to contribution as the Company, subject in each case to the provisions hereof. Any party entitled to contribution, promptly after receipt of notice of commencement of any action against such party in respect of which a claim for contribution may be made under this Section 6(d), will notify any such party or parties from whom contribution may be sought, but the omission so to notify will not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have under this Section 6(d). No party will be liable for contribution with respect to any action or claim settled without its written consent (which consent will not be unreasonably withheld).

          (e) The indemnity and contribution agreements contained in this
Section 6 and the representations and warranties of the Company contained in this Agreement shall remain operative and in full force and effect regardless of
(i) any investigation made by or on behalf of the Underwriters, (ii) acceptance of the Shares and payment therefor or (iii) any termination of this Agreement.

          7.   Termination.  The obligations of the several Underwriters under
               -----------
this Agreement may be terminated at any time on or prior to the Closing Date (or, with respect to the Option Shares, on or prior to the Option Closing Date), by notice to the Company from the Representatives, without liability on the part of any Underwriter to the Company, if, prior to delivery and payment for the Shares (or the Option Shares, as the case may be), in the sole judgment of the Representatives, (i) trading in any of the equity securities of the Company shall have been suspended by the Commission, by an exchange that lists the Shares or by the NASDAQ Stock Market, (ii) trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum or maximum prices shall have been generally established on such exchange, or additional material governmental restrictions, not in force on the date of this Agreement, shall have been imposed upon trading in securities generally by such exchange or by order of the Commission or any court or other governmental authority, (iii) a general banking moratorium shall have been declared by either Federal or New York State authorities or (iv) any material adverse change in the financial or securities markets in the United States or in political, financial or economic conditions in the United States or any outbreak or material escalation of hostilities or declaration by the United States of a national emergency or war or other calamity or crisis shall have occurred the effect of any of which is such as to make it, in the sole judgment of the Representatives, impracticable or inadvisable to market the Shares on the terms and in the manner contemplated by the Prospectus.

          8.   Substitution of Underwriters.  If any one or more of the
               ----------------------------
Underwriters shall fail or refuse to purchase any of the Firm Shares which it or they have agreed to purchase hereunder, and the aggregate number of Firm Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of Firm Shares, the other Underwriters shall be obligated, severally, to purchase the Firm Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase, in the proportions which the number of Firm Shares which they have respectively agreed to purchase pursuant to Section 1 bears to the aggregate number of Firm Shares which all such non-defaulting Underwriters have so agreed to purchase, or in such other proportions as the Representatives may specify; provided that in no event shall the maximum number of Firm Shares which any Underwriter has become obligated to purchase pursuant to Section 1 be increased pursuant to this Section 8 by more than one-ninth of the number of Firm Shares agreed to be purchased by such Underwriter without the prior written consent of such Underwriter. If any Underwriter or Underwriters shall fail or refuse to purchase any Firm Shares and the aggregate number of Firm Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase exceeds one-tenth of the aggregate number of the Firm Shares and arrangements satisfactory to the Representatives and the Company for the purchase of such Firm Shares are not made within 48 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company for the purchase or sale of any Shares under this Agreement. In any such case either the Representatives or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. Any action taken pursuant to this Section 8 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

          9.   Miscellaneous.  Notice given pursuant to any of the provisions of
               -------------
this Agreement shall be in writing and, unless otherwise specified, shall be mailed or delivered (a) if to the Company, at the office of the Company, MIM Corporation, One Blue Hill Plaza, Pearl River, New York 10965, Attention: Chief Executive Officer, or (b) if to the Underwriters, to the Representatives at the offices of PaineWebber Incorporated, 1285 Avenue of the Americas, New York, New York 10019, Attention: Corporate Finance Department. Any such notice shall be effective only upon receipt. Any notice under Section 7 or 8 may be made by telex or telephone, but if so made shall be subsequently confirmed in writing.

          This Agreement has been and is made solely for the benefit of the several Underwriters and the Company and of the controlling persons, directors and officers referred to in Section 6, and their respective successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" as used in this Agreement shall not include a purchaser, as such purchaser, of Shares from any of the several Underwriters.

          All representations, warranties and agreements of the Company contained herein or in certificates or other instruments delivered pursuant hereto, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Underwriter or any of its controlling persons and shall survive delivery of and payment for the Shares hereunder.

          Any action required or permitted to be taken by the Representatives under this Agreement may be taken by them jointly or by PaineWebber Incorporated.

          THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES OF SUCH STATE.

          This Agreement may be signed in two or more counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument.

          In case any provision in this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

          The Company and the Underwriters each hereby irrevocably waive any right they may have to a trial by jury in respect of any claim based upon or arising out of this Agreement or the transactions contemplated hereby.

          This Agreement may not be amended or otherwise modified or any provision hereof waived except by an instrument in writing signed by the Representatives and the Company.

          Please confirm that the foregoing correctly sets forth the agreement among the Company and the several Underwriters.

                                    Very truly yours,

                                    MIM CORPORATION


                                    By:
                                       -------------------------------
                                       Name:
                                       Title:

Confirmed as of the date first
above mentioned:

PAINEWEBBER INCORPORATED
DILLON, READ & CO., INC.
Acting on behalf of
themselves and as the
Representatives of the
other several Underwriters
named in Schedule I hereof.

PAINEWEBBER INCORPORATED


By:
    -----------------------------
     Name:
     Title:


DILLON, READ & CO., INC.


By:
    -----------------------------
     Name:
     Title:

                                   SCHEDULE I

                                  UNDERWRITERS



                                                   Number of
Name of                                            Firm Shares
Underwriters                                       to be Purchased
- ------------                                       ---------------


PaineWebber Incorporated
Dillon, Read & Co., Inc.                           _________

  Total                                            4,000,000
                                                   =========

                                                                       EXHIBIT A



                                MIM CORPORATION

                             _____________________


                         PRICE DETERMINATION AGREEMENT
                         -----------------------------


                                                                 August   , 1996



PAINEWEBBER INCORPORATED
DILLON, READ & CO., INC.
 As Representatives of the several Underwriters
c/o PaineWebber Incorporated
1285 Avenue of the Americas
New York, New York 10019

Dear Sirs:

          Reference is made to the Underwriting Agreement, dated August   , 1996
(the "Underwriting Agreement"), among MIM Corporation, a Delaware corporation (the "Company"), and the several Underwriters named in Schedule I thereto or hereto (the "Underwriters"), for whom PaineWebber Incorporated and Dillon, Read & Co., Inc. are acting as representatives (the "Representatives"). The Underwriting Agreement provides for the purchase by the Underwriters from the Company, subject to the terms and conditions set forth therein, of an aggregate of 4,000,000 shares (the "Firm Shares") of the Company's common stock, par value $.0001 per share. This Agreement is the Price Determination Agreement referred to in the Underwriting Agreement.

                                                   Pursuant to Section 1 of the
Underwriting Agreement, the undersigned agree with the Representatives as follows:

                                                   The initial public offering
price per share for the Firm Shares shall be $_______.

          The purchase price per share for the Firm Shares to be paid by the several Underwriters shall be $_______ representing an amount equal to the initial public offering price set forth above, less $______ per share.

          The Company represents and warrants to each of the Underwriters that the representations and warranties of the Company set forth in Section 3 of the Underwriting Agreement are accurate as though expressly made at and as of the date hereof.

          As contemplated by the Underwriting Agreement, attached as Schedule I is a completed list of the several Underwriters, which shall be a part of this Agreement and the Underwriting Agreement.

          THIS AGREEMENT SHALL BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES OF SUCH STATE.

          If the foregoing is in accordance with your understanding of the agreement among the Underwriters and the Company, please sign and return to the Company a counterpart hereof, whereupon this instrument along with all counterparts and together with the Underwriting Agreement shall be a binding agreement among the Underwriters and the Company in accordance with its terms and the terms of the Underwriting Agreement.

                                                   Very truly yours,

                                                   MIM CORPORATION


                                    By:
                                       --------------------------------------
                                         Name:
                                         Title:

Confirmed as of the date
 first above mentioned:


PAINEWEBBER INCORPORATED
DILLON, READ & CO., INC.
Acting on behalf of themselves
and as the Representatives
of the other several Underwriters
named in Schedule I hereof.

By:  PAINEWEBBER INCORPORATED


By:  ________________________
     Name:
     Title:


DILLON, READ & CO., INC.


By:  _______________________
     Name:
     Title:

                                                                       EXHIBIT B

                           FORM OF LOCK-UP AGREEMENT
                           -------------------------

PAINEWEBBER INCORPORATED
DILLON, READ & CO., INC.
As Representatives of the
several Underwriters
c/o PaineWebber Incorporated
1285 Avenue of the Americas
New York, New York  10019

Dear Sirs:

          In consideration of the agreement of the several Underwriters, for which PaineWebber Incorporated and Dillon, Read & Co., Inc. (the "Representatives") intend to act as Representatives, to underwrite a proposed public offering (the "Offering") of up to 4,600,000 shares of Common Stock, par value $.0001 per share (the "Common Stock") of MIM Corporation, a Delaware corporation, as contemplated by a registration statement with respect to such shares filed with the Securities and Exchange Commission on Form S-1 (Registration No. 333-05327), the undersigned hereby agrees that the undersigned will not, for a period of one-year after the commencement of such Offering, without the prior written consent of PaineWebber Incorporated, offer, sell, contract to sell, grant any option to sell, or otherwise dispose of, directly or indirectly, any shares of capital stock of the Company or warrants or other rights to acquire shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for any capital stock of the Company of which the undersigned is now, or may in the future become, the beneficial owner within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934), except that the undersigned may dispose of shares of Common Stock
(i) as bona fide gifts to donees who agree not to sell or otherwise dispose of such Common Stock during the one-year period following the date of the commencement of the Offering without the prior written consent of PaineWebber Incorporated, (ii) pursuant to the laws of testamentary or intestate descent,
(iii) pursuant to a final and nonappealable order of a court or other body of competent jurisdiction, or (iv) in consideration of the exercise of options under stock option plans or to fulfill tax withholding obligations.


                                          Very truly yours,

                                          By:
                                              -------------------------------

                                          Print Name:
                                                      -----------------------

                                                                       EXHIBIT C



                               FORM OF OPINION OF
                             COUNSEL TO THE COMPANY
                             ----------------------

          All references in this opinion to the Agreement shall include the Price Determination Agreement.

          (a) The Company and each of its Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of organization and has full power and authority to conduct all the activities conducted by it, to own or lease all the assets owned or leased by it and to conduct its business as described in the Registration Statement and the Prospectus. Except as described in the Registration Statement and the Prospectus, the Company is the sole record owner and, to our knowledge, the sole beneficial owner of all of the equity interests of each of its Subsidiaries.
All of the outstanding shares of Common Stock have been, and the Shares, when paid for by the Underwriters in accordance with the terms of the Agreement, will be, duly authorized, validly issued, fully paid and nonassessable by the Company and will not be subject to any preemptive right under (i) the statutes, judicial and administrative decisions, and the rules and regulations of the governmental agencies of the State of Delaware, (ii) the Company's certificate of incorporation or by-laws or (iii) any instrument, document, contract or other agreement referred to in the Registration Statement or any instrument, document, contract or agreement filed as an exhibit to the Registration Statement. Except as described in the Registration Statement and the Prospectus, to the best of our knowledge, there is no commitment or arrangement to issue, and there are no outstanding options, warrants or other rights calling for the issuance of, any share of capital stock of the Company or any Subsidiary to any person or any security or other instrument that by its terms is convertible into, exercisable for or exchangeable for capital stock of the Company.

          (b) No consent, approval, authorization or order of, or any filing or declaration with, any court or governmental agency or body is required in connection with (i) the Formation, (ii) the authorization, issuance, transfer, sale or delivery of the Shares by the Company, (iii) the execution, delivery and performance of the Agreement by the Company or (iv) the taking by the Company of any action contemplated by this Agreement or in connection with the Formation, except such as have been obtained under the Delaware General Corporation Law, under the Act and the Rules and Regulations or otherwise and such as may be required under state securities or "Blue Sky" laws in connection with the Formation and the purchase and distribution by the Underwriters of the Shares to be sold by the Company or by the by-laws and rules of the NASD in connection with the purchase and distribution by the Underwriters of the Shares to be sold by the Company. Notwithstanding anything to the contrary contained in this item
(b), no opinion is given as to any consent, approval, authorization or order, or any filing or declaration with, any court or governmental agency or body, required under any Anti-kickback Laws (as defined in the Prospectus), the Federal Robinson-Patman Act, the Federal Food, Drug and Cosmetics Act, Medicaid or Medicare or any similar state health care program, or any other laws or regulations governing the provision of pharmacy benefits by the Company or the contemplated distribution of drugs as described in the Registration Statement and Prospectus.

          (c) The authorized, issued and outstanding capital stock of the Company is as set forth in the Registration Statement and the Prospectus under the caption "Capitalization." The description of the capital stock of the Company contained in the Prospectus is complete and accurate in all material respects. The form of certificate used to evidence the Common Stock is in due and proper form and complies with all applicable statutory requirements.

          (d) The Registration Statement and the Prospectus comply in all material respects as to form with the applicable requirements of the Act and the Rules and Regulations (except that we express no opinion as to financial statements, schedules and other financial data contained in the Registration Statement or the Prospectus).

          (e) The statements under the headings "Certain Transactions," "Management -- Employment Agreements," and "Management -- Stock Incentive Plans," insofar as such statements purport to summarize certain agreements or documents referred to therein, and the statements under the headings "Description of Capital Stock" and "Shares Eligible for Future Sale," insofar as such statements constitute a summary of the Delaware General Corporation Law and federal law, are accurate and fairly and correctly present the information called for with respect to such agreements, documents or matters.

          (f) To the best of our knowledge, any instrument, document, lease, license, contract or other agreement (collectively, "Documents") required to be described or referred to in the Registration Statement or the Prospectus has been properly described or referred to therein and any Document required to be filed as an exhibit to the Registration Statement has been filed as an exhibit thereto; and, to the best of our knowledge, except as described in the Registration Statement and Prospectus no default exists in the due performance or observance of any material obligation, agreement, covenant or condition contained in any Document filed or required to be filed as an exhibit to the Registration Statement.

          (g) To the best of our knowledge, except as disclosed in the Registration Statement or the Prospectus, no person or entity has the right to require the registration under the Act of shares of Common Stock or other securities of the Company by reason of the filing or effectiveness of the Registration Statement.

          (h) To the best of our knowledge, the Company is not in violation of, or in default with respect to, any federal, state or local law, rule, regulation, order, judgment or decree, except as may be described in the Prospectus or such as in the aggregate do not now have and will not in the future have a material adverse effect upon the operations, business or assets of the Company and the Subsidiaries, taken as a whole, except that no opinion is given as to any violation of, or default under, any Anti-kickback Laws (as defined in the Prospectus), the Federal Robinson-Patman Act, the Federal Food, Drug and Cosmetics Act, Medicaid or Medicare or any similar state health care program, or any other laws or regulations governing the provision of pharmacy benefits by the Company or the contemplated distribution of drugs as described in the Registration Statement and Prospectus.

          (i) The Company has full corporate power and authority to enter into the Agreement, and the Agreement has been duly authorized, executed and delivered by the Company.

          (j) The Formation and the transactions described in the Prospectus under the heading "Certain Transactions-Formation" have been duly authorized by the Company and the Formation was completed prior to the Closing Date.

          (k) The execution and delivery by the Company of, and the performance by the Company of its obligations under, the Agreement do not and will not, and the Formation did not, (i) violate the certificate of incorporation or by-laws of the Company, (ii) breach or result in a default under, cause the time for performance of any obligation to be accelerated under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the assets of the Company or any of its Subsidiaries pursuant to the terms of, (x) any indenture, mortgage, deed of trust, loan agreement, bond, debenture, note agreement, capital lease or other evidence of indebtedness of which we have knowledge, (y) any voting trust arrangement or any contract or other agreement to which the Company is a party that restricts the ability of the Company to issue securities and of which we have knowledge or (z) any Document filed as an exhibit to the Registration Statement, (iii) breach or otherwise violate any existing obligation of the Company under any court or administrative order, judgment or decree of which we have knowledge or (iv) violate applicable provisions of the Delaware General Corporation Law or any statute or regulation of the United States, except that, with respect to the foregoing clauses (iii) and (iv), no opinion is given as to any breach or violation with respect to any obligation under, or provision of, any Anti-kickback Laws (as defined in the Prospectus), the Federal Robinson-Patman Act, the Federal Food, Drug and Cosmetics Act, Medicaid or Medicare or any similar state health care program, or any other laws or regulations governing the provision of pharmacy benefits by the Company or the contemplated distribution of drugs as described in the Registration Statement and Prospectus.

          (l) Delivery of certificates for the Shares will, against payment therefor as provided in the Agreement, transfer valid and marketable title thereto to each Underwriter that has purchased such Shares in good faith and without notice of any adverse claim with respect thereto.

          (m) The Company is not an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended.

          (n) The Shares have been duly authorized for listing by the Nasdaq National Market upon official notice of issuance.

          We hereby confirm to you that based solely upon a telephone conversation with the Commission, the Registration Statement has become effective under the Act and that no order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been instituted or is pending, or, to the best of our knowledge, is threatened or contemplated.

          We hereby further confirm to you that, to the best of our knowledge, there are no actions, suits, proceedings or investigations pending or overtly threatened in writing against the Company or any of its Subsidiaries, or any of their respective officers or directors in their capacities as such, before or by any court, governmental agency or arbitrator which (i) seek to challenge the legality or enforceability of the Agreement, (ii) seek to challenge the legality of the Formation or the legality or enforceability of any of the Documents filed, or required to be filed, as exhibits to the Registration Statement, (iii) seek damages or other remedies with respect to any of the Documents filed, or required to be filed, as exhibits to the Registration Statement, (iv) except as set forth in or contemplated by the Registration Statement and the Prospectus, seek money damages or seek to impose criminal penalties upon the Company, any of its Subsidiaries or any of their respective officers or directors in their capacities as such or (v) except as set forth in or contemplated by the Registration Statement and the Prospectus, seek to enjoin any of the business activities of the Company or any of its Subsidiaries or any of their respective officers or directors in their capacities as such or the transactions described in the Prospectus.

          We also advise you that we take no responsibility for the accuracy and the completeness of the statements made or included in the Registration Statement and the Prospectus by the Company. However, in the course of the preparation of the Registration Statement and the Prospectus by the Company, we have conferred with representatives of the Company, with its auditors and with the Underwriters and their counsel. Although we have not undertaken to determine independently and cannot assure the Underwriters as to the accuracy or completeness of the statements contained in the Registration Statement or the Prospectus, nothing has come to our attention which leads us to believe that the Registration Statement at the time it became effective contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus as of the effective date and as of the date hereof or any amendment or supplement thereto contains an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements, in the light of the circumstances under which they were made, not misleading (except that we express no view as to the financial statements, notes to financial statements, related schedules or other financial information which are contained therein).

          This letter is furnished by us solely for your benefit in connection with the transactions referred to in the Agreement and may not be circulated to, or relied upon by, any other person.

          In rendering the foregoing opinion, counsel may rely, to the extent they deem such reliance proper, on the opinions (in form and substance reasonably satisfactory to Underwriters' counsel) of other counsel reasonably acceptable to Underwriters' counsel as to matters governed by the laws of jurisdictions other than the United States and the State of Delaware, and as to matters of fact, upon certificates of officers of the Company and of government officials; provided such counsel shall state that the opinion of any other counsel is in form satisfactory to such counsel. Copies of all such opinions and certificates shall be furnished to counsel to the Underwriters on the Closing Date.

                                                                       EXHIBIT D


                               FORM OF OPINION OF
                           SPECIAL REGULATORY COUNSEL
                           --------------------------

          We have made such investigations of the Company's business as we have deemed necessary or appropriate to render the following opinion, including the review of the Registration Statement and the Prospectus, particularly the sections of the Registration Statement and the Prospectus relating to the healthcare industry and the regulation thereof and other regulatory matters, and, based upon the foregoing, we are of the opinion that:

          1. the statements in the Prospectus set forth (i) under the subcaptions "--Government Regulation," "--FTC Consent Decree with RxCare" and the second paragraph of "--Effects of Certain Legal Proceedings" under the caption "Risk Factors," (ii) under the subcaptions "--Anti-Kickback Laws," "--Antitrust Laws," "--Drug Distribution Laws," "--State Regulation" and "--ERISA" under the caption "Business--Government Regulation" and (iii) in the sixth paragraph under the caption "Relationship with RxCare and TennCare," insofar as such statements constitute a summary of statutes, regulations, legal or governmental proceedings or documents (collectively, the "Regulatory Statements"), fairly present the information called for with respect to such statutes, regulations, legal or governmental proceedings or documents;

          2. no consent, approval, authorization or order of, or any filing or declaration with, any court or governmental agency or body is required in connection with the Formation and the execution, delivery and performance of the Agreement by the Company;

          3. the Company is not in violation of, or in default with respect to, any federal, state or local law, rule, regulation, order, judgment, or decree, except as may be described in the Prospectus or such as in the aggregate do not now have and will not in the future have a material adverse effect upon the operations, business or assets of the Company and the Subsidiaries, taken as a whole; and

          4. the execution and delivery by the Company of, and the performance by the Company of its obligations under, the Agreement do not and will not, and the Formation did not, (i) breach or otherwise violate any existing obligation of the Company under any court or administrative order, judgment or decree of which we have knowledge or (ii) violate any applicable provisions of any statute or regulations in the States of Rhode Island and Massachusetts.

          The opinions set forth in items (2), (3) and (4) above are limited to Federal Anti-Kickback Laws (as defined in the Prospectus), anti-kickback laws of the States of Rhode Island and Massachusetts, the Federal Robinson-Patman Act, the Federal Food, Drug and Cosmetics Act, Medicaid or Medicare or any similar state healthcare program in the States of Rhode Island

                                     -2-
and Massachusetts and any other laws or regulations of the States of Rhode Island and Massachusetts governing the provision of pharmacy benefits by the Company or the contemplated distribution of drugs as described in the Registration Statement and Prospectus.

          We have participated in the preparation of the text included under the captions "Business--Government Regulation," "Risk Factors--Government Regulations," "Risk Factors--FTC Consent Decree with RxCare," the second paragraph under "Risk Factors--Effects of Certain Legal Proceedings" and the sixth paragraph under "Relationship with RxCare and TennCare" (together, the "Pertinent Sections") in the Registration Statement and Prospectus and met with representatives of the Company, counsel to the Company, the Underwriters and counsel to the Underwriters and have conducted such other inquiries as described above. In the course of the foregoing and without assuming any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and Prospectus (except as expressly set forth above), nothing has come to our attention which leads us to believe that the text contained in the Pertinent Sections of the Registration Statement as of the Effective Date, and the Pertinent Sections of the Prospectus at the Closing Date and at the Option Closing Date, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading. We express no opinion as to financial statements, schedules or other financial data contained in the Registration Statement or the Prospectus.

                                                                       EXHIBIT E


                               FORM OF OPINION OF
                               TENNESSEE COUNSEL
                               ------------------

          We have made such investigations of the Company's business as we have deemed necessary or appropriate to render the following opinion, including the review of the Registration Statement and the Prospectus, particularly the sections of the Registration Statement and the Prospectus relating to the healthcare industry and the regulation thereof and other regulatory matters, and, based upon the foregoing, we are of the opinion that:

          1. The Company is in good standing and is qualified to do business in the State of Tennessee.

          2. No consent, approval, authorization or order of, or any filing or declaration with, any court or governmental agency or body in the State of Tennessee is required in connection with the Formation and the execution, delivery and performance of the Agreement by the Company.

          3. The Company is not in violation of, or in default with respect to, any state or local law, rule, regulation, order, judgment, or decree, except as may be described in the Prospectus or such as in the aggregate do not now have and will not in the future have a material adverse effect upon the operations, business or assets of the Company and the Subsidiaries, taken as a whole.

          4. The execution and delivery by the Company of, and the performance by the Company of its obligations under, the Agreement do not and will not, and the Formation did not, (i) breach or otherwise violate any existing obligation of the Company under any court or administrative order, judgment or decree of which we have knowledge or (ii) violate any applicable provisions of any statute or regulations in the State of Tennessee.

          5. The statements contained in the Registration Statement and Prospectus that refer to Tennessee statutes or regulations relating to the Company's business accurately summarize such statutes and regulations and fairly present the information called for with respect to such statutes and regulations.

          6. Nothing has come to our attention that leads us to conclude that the Company is not in compliance with those Tennessee statutes and regulations affecting the conduct of its business in Tennessee or that the Registration Statement, as of its effective date, and the Prospectus as of the Closing Date and the Option Closing Date, solely as they relate to Tennessee law, contained or contain any untrue statement of a material fact or omitted or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.